                                                                    EXHIBIT 4.B2
                      FIRST AMENDMENT DATED OCTOBER 3, 2001

               TO AMENDED AND RESTATED CREDIT AGREEMENT (LONG TERM
             REVOLVING CREDIT FACILITY) DATED AS OF AUGUST 31, 2001



                  This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "AMENDMENT") is dated as of October 3, 2001 and entered into by and among VIAD CORP, a Delaware corporation (the "COMPANY"), as the Domestic Borrower and as the Guarantor, GREYHOUND CANADA HOLDINGS, INC., an Alberta corporation (the "CANADIAN BORROWER", and together with the Domestic Borrower, collectively, the "BORROWERS"), the undersigned Lenders, BANK ONE, NA, as an Issuing Lender ("BANK ONE"), CITICORP USA, INC. ("CUSA"), as the administrative agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT") and CITIBANK CANADA, special administrative agent for the Canadian Lenders (the "CANADIAN AGENT"), and is made with reference to that certain Amended and Restated Credit Agreement (Long Term Revolving Credit Facility), dated as of August 31, 2001, by and among the Company, the Canadian Borrower and the lenders listed on the signature pages thereof (the "LENDERS"), Bank One, the Administrative Agent and the Canadian Agent (the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

                  WHEREAS, the Company has requested and Requisite Lenders have agreed to modify the terms of the Credit Agreement with respect to the issuance of Letters of Credit and amend the Credit Agreement in certain other respects;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

         A. AMENDMENT TO SECTION 1.01. CERTAIN DEFINED TERMS.

                  (i) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition:

                  `"Bank One" means Bank One, NA and its successors.'

                  (ii) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Issuing Lender" and substituting the following in lieu thereof:

                  `"Issuing Lender" means (i) Bank One or (ii) such other U.S. Lenders that agree to Issue a Letter of Credit in accordance with
         Section 2.17 at the request of the Domestic Borrower.'

                  (iii) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "U.S. Lender" and substituting the following in lieu thereof:

                  "U.S. Lender" means each bank listed on Schedule II as a Domestic Lender and its successors and assigns.

                  (iv) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Canadian Lenders" and substituting the following in lieu thereof:

                  "Canadian Lenders" means each bank listed on Schedule II hereto as a Canadian Lender and its successors and assigns, except that, in connection with the making of Loans to the Domestic Borrower under the Canadian Commitment, Canadian Lender shall mean the affiliate of a Canadian Lender that is a U.S. Lender.

         B. AMENDMENT TO SECTION 2.04. FEES. Section 2.04 of the Credit Agreement is hereby amended by deleting subsection (c) thereof in its entirety and substituting the following in lieu thereof:

                  `(c) Letter of Credit Fee to Issuing Lender. The Domestic Borrower agrees to pay to the Administrative Agent for the account of each Issuing Lender a fee with respect to each Letter of Credit issued by such Issuing Lender payable quarterly, in arrears, on the last day of each March, June, September and December, commencing September 30, 2001 in an amount equal to the product of:

                  (i) the average daily aggregate amount of the outstanding Letters of Credit during such period for which such payment is to be made, times

                  (ii) a rate of .1250% per annum, or as otherwise agreed between such Issuing Lender and the Domestic Borrower.'

         C. AMENDMENT TO SECTION 2.11. PAYMENTS AND COMPUTATIONS.

                  Section 2.11 of the Credit Agreement is hereby amended by inserting the following as subsection (e) thereof:

                  "(e) The obligations of each Borrower hereunder shall be several and not joint, subject to the provisions of Article VIII as to the obligations of the Company with respect to the Guarantied Obligations."

         D. AMENDMENT TO SECTION 2.17. LETTERS OF CREDIT.

                  (i) Section 2.17 of the Credit Agreement is hereby amended by deleting subsection (a) thereof in its entirety and substituting the following in lieu thereof:

                  "(a) The Domestic Borrower may request, in accordance with the terms and conditions hereinafter set forth, from time to time on any Business Day during the period from the Closing Date until the date which occurs 30 days before the Termination Date that one or more Issuing Lenders Issue letters of credit denominated in Dollars (each a "Letter of Credit") in an aggregate face amount not to exceed $200,000,000 outstanding at any one time, each such Letter of Credit to expire on or before the earlier of (i) the Termination Date or (ii)(A) in the case of Standby Letters of Credit, unless the terms of the Letter of Credit provide for a longer period, the one year anniversary of its Issuance and (B) in the case of Commercial Letters of Credit, 180 days after the date of its Issuance. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Domestic Borrower herein set forth, Bank One, or another U.S. Lender designated by the Domestic Borrower (if such U.S. Lender agrees), shall Issue such Letters of Credit in accordance with the provisions of this Section 2.17 and in accordance with such U.S. Lender's standard form of application for Issuance of letters of credit; provided the Domestic Borrower shall not request that any Issuing Lender Issue any Letter of Credit if after giving effect to the Issuance of such Letter of Credit, either (I) the outstanding Letter of Credit Usage shall exceed $200,000,000 or (II) the sum of (A) the outstanding Letter of Credit Usage and (B) the equivalent in Dollars of the then outstanding Advances, shall exceed the aggregate Domestic Commitments.

                  On the last day of each calendar month, each Issuing Lender shall deliver to the Administrative Agent (with a copy to the Domestic Borrower) a schedule identifying all then outstanding Letters of Credit Issued by such Issuing Lender, together with details of the face amount and expiration date thereof and the name and address of each beneficiary thereof."

                  (ii) Section 2.17 of the Credit Agreement is hereby further amended by inserting the following as subsection (c) thereof:

                  "(c) Designation of Issuing Lender. The Domestic Borrower shall designate an Issuing Lender for a Letter of Credit by delivering an Issuance Notice to a U.S. Lender. In the event that the Issuing Lender designated by the Domestic Borrower elects not to Issue such Letter of Credit, the Administrative Agent shall promptly so notify the Domestic Borrower, whereupon the Domestic Borrower may request any other U.S. Lender to Issue such Letter of Credit by delivering to such U.S. Lender a copy of the applicable Issuance Notice. Any U.S. Lender so requested to issue such Letter of Credit shall promptly notify the Domestic Borrower and the Administrative Agent whether or not, in its sole discretion, it has elected to Issue such Letter of Credit, and any such U.S. Lender which so elects to Issue such Letter of Credit shall be the Issuing Bank with respect thereto. If no U.S. Lender is designated by the Domestic Borrower or if the U.S. Lender or U.S. Lenders designated by the Domestic Borrower elect not to Issue the Letter of Credit (and the Domestic Borrower has not withdrawn the Issuance Notice), the Issuing Lender shall be Bank One."

         E. AMENDMENT TO SECTION 3.04. CONDITIONS TO ALL LETTERS OF CREDIT.
Section 3.04 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

         "SECTION 3.04. CONDITIONS TO ALL LETTERS OF CREDIT. The obligation of an Issuing Lender to Issue any Letter of Credit hereunder and the Issuance of any Letter of Credit by an Issuing Lender hereunder are subject to prior or concurrent satisfaction of all of the following conditions:

                  (a) Notice Requesting Issuance. On or before the date of Issuance of each Letter of Credit, the Administrative Agent and the Issuing Lender each shall have received, in accordance with the provisions of Section 2.17(b), an Issuance Notice, all other information specified in Section 2.17 and such other documents and information as the applicable Issuing Lender may reasonably require in connection with the Issuance of such Letter of Credit.

                  (b) General Advance Conditions. On the date of Issuance of each Letter of Credit, all conditions precedent described in
                  Section 3.02 shall be satisfied to the same extent as though the Issuance of such Letter of Credit were the making of a Borrowing and the date of Issuance of such Letter of Credit were a date of the funding of such Borrowing."

                  F. AMENDMENT TO SCHEDULE I: APPLICABLE LENDING OFFICES.
         Schedule I to the Credit Agreement is hereby amended by adding the following Domestic Lending Office and Canadian Lending Office information:

         CITICORP USA, INC.

         Domestic Lending Office:

         c/o Global Loans Operations
         2 Penns Way, Suite 200
         New Castle, Delaware 19720
         Attn: Brian Maxwell
         Facsimile: (302) 894-6120


         Eurodollar Lending Office:

         c/o Global Loans Operations
         2 Penns Way, Suite 200
         New Castle, Delaware 19720
         Attn: Brian Maxwell
         Facsimile: (302) 894-6120



         CITIBANK CANADA

         Canadian Lending Office:

         c/o Global Loans Operations
         2 Penns Way, Suite 200
         New Castle, Delaware 19720
         Attn: Brian Maxwell
         Facsimile: (302) 894-6120

         THE CHASE MANHATTAN BANK, TORONTO BRANCH

         Canadian Lending Office:

         200 Bay Street, Suite 1800
         Royal Bank Plaza, South Tower
         Toronto, Ontario
         M5J 2J2
         Attn: Allana Winter
         Facsimile: (416) 981-9128

         G. AMENDMENT TO SCHEDULE II: COMMITMENTS. Schedule II to the Credit Agreement is hereby amended by deleting the Domestic Lender listed therein as "Citibank USA, Inc." and substituting "Citicorp USA, Inc." in lieu thereof.


SECTION 2. THE BORROWERS' REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

         A. CORPORATE POWER AND AUTHORITY. Each Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement, as amended by this Amendment (the "AMENDED AGREEMENT").

         B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the consummation of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Borrowers.

         C. NO CONFLICT. The execution and delivery by the Borrowers of this Amendment and the consummation by the Borrowers of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Borrowers, the certificate of incorporation or bylaws of either Borrower or any order, judgment or decree of any court or other agency of government binding on either Borrower, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of either Borrower, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of either Borrower, or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of either Borrower (other than the parties hereto).

         D. GOVERNMENTAL CONSENTS. The execution and delivery by the Borrowers of this Amendment and the consummation by the Borrowers of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

         E. BINDING OBLIGATION. This Amendment has been duly executed and delivered by the Borrowers and this Amendment and the Amended Agreement are the legally valid and binding obligations of the Borrowers, enforceable against each Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by principles of equity and commercial reasonableness.

         F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 4.01 of the Credit Agreement are true, correct and complete in all material respects to the same extent as though made on and as of the date hereof, except as provided above or to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would, upon the giving of notice, the passage of time, or otherwise, constitute an Event of Default.

SECTION 3. CONDITIONS TO EFFECTIVENESS

                  Section 1 of this Amendment shall become effective as of the date hereof (such date being referred to herein as the "AMENDMENT EFFECTIVE DATE"); provided that all of the following conditions precedent shall have been satisfied:

         A. The Borrowers shall have delivered to the Administrative Agent each of the following, unless otherwise noted, dated the Amendment Effective Date:

                  (i) A certificate of the Secretary or an Assistant Secretary of each Borrower either (a) attaching resolutions of the Board of Directors of such Borrower approving this Amendment or (b) certifying that the resolutions of the Executive Committee of the Board of Directors, with respect to the Company and the resolutions of the Board of Directors, with respect to the Canadian Borrower, delivered in connection with the closing of the Credit Agreement have not been modified and, in either case, certifying that such resolutions have not been revoked or rescinded and are in full force and effect; and

                  (ii) Executed copies of this Amendment.

         B. All corporate and other proceedings taken in connection with the transactions contemplated hereby, and all documents incidental thereto not previously found acceptable by the Administrative Agent, shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all such counterpart originals or certified copies of such documents as the Administrative Agent may reasonably request.

SECTION 4. MISCELLANEOUS

         A. Reference to and effect on the Credit Agreement.


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
                  (i) On and after the date this Amendment becomes effective in accordance with its terms, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of, any right, power or remedy of the Administrative Agent or any Lender under, the Credit Agreement.

         B. FEES AND EXPENSES. The Borrowers each acknowledge that all costs, fees and expenses as described in Section 9.04 of the Credit Agreement incurred by the Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrowers.

         C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         D. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Subject to the provisions of Section 3, this Amendment shall become effective as of the date hereof upon the execution and delivery of a counterpart hereof by the Borrowers, Bank One and Requisite Lenders.

                  [Remainder of page intentionally left blank]


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                                                                    EXHIBIT 4.B2


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                     VIAD CORP, a Delaware corporation, as a
                                      Borrower and as a Guarantor


                                     By        /s/ Kimbra A. Fracalossi
                                               -------------------------------
                                     Title:    Chief Financial Officer


                                     By        /s/ David J. Iannini
                                               -------------------------------
                                     Title:    Treasurer

                                     GREYHOUND CANADA HOLDINGS, INC., an
                                       Alberta corporation, as Canadian Borrower





                                     By        /s/ David J. Iannini
                                               -------------------------------
                                     Title:    Assistant Treasurer
                                               -------------------------------

                                     CITICORP USA, INC. as Administrative Agent,
                                       as a Domestic Lender



                                     By        /s/ Deborah Ironson
                                        --------------------------------------
                                     Name:     Deborah Ironson
                                     Title:    Vice President

                                     CITIBANK CANADA, as Canadian Agent and
                                       as a Canadian Lender


                                     By        /s/ Adam Shepherd
                                        --------------------------------------
                                     Title:    Vice President

                                    THE CHASE MANHATTAN BANK, as a
                                      Domestic Lender


                                    By        /s/ William P. Rindfuss
                                       ---------------------------------------
                                    Title:    Vice President

                                    BANK ONE, NA, as a Domestic Lender


                                    By        /s/ Karen C. Ryan
                                       ----------------------------------------
                                    Title: Vice President

                                 BANK OF AMERICA, N.A., as Co-Documentation
                                    Agent and as a Domestic Lender


                                 By   /s/ Charles F. Lilygren
                                    ------------------------------------------
                                    Title: Managing Director

                                 CREDIT SUISSE FIRST BOSTON, as a
                                    Domestic Lender


                                 By   /s/ Robert Hetu
                                    ------------------------------------------
                                    Title: Director



                                 By   /s/ Mark Heron
                                    ------------------------------------------
                                    Title: Asst. Vice President

                                  WELLS FARGO BANK, NATIONAL ASSOCIATION, as a
                                    Domestic Lender


                                  By       /s/ Paul K. Stimpfl
                                     -----------------------------------------
                                     Title: Senior Vice President

                                 WESTDEUTSCHE LANDESBANK GIROZENTRALE, as a
                                   Domestic Lender


                                 By    /s/ Barry S. Wadler
                                    ------------------------------------------
                                     Title: Associate Director


                                 By    /s/ Walter T. Duffy III
                                    ------------------------------------------
                                     Title: Associate Director

                                ABN-AMRO BANK N.V., as a Domestic Lender


                                By   /s/ Laurie D. Flom
                                   --------------------------------------------
                                   Title:Senior Vice President



                                By   /s/ Wendy L. Watters
                                   --------------------------------------------
                                   Title: Vice President

                                MELLON BANK, N.A., as a Domestic Lender


                                By   /s/ L. C. Ivey
                                   --------------------------------------------
                                   Title: First Vice President

                                WACHOVIA BANK, N.A., as a Domestic Lender


                                By   /s/ Andrew B. Deskins
                                   ---------------------------------------------
                                   Title: Senior Vice President

                                THE INDUSTRIAL BANK OF JAPAN, LIMITED, as a
                                  Domestic Lender


                                By   /s/ Bernardo Correa-Henschke
                                   ---------------------------------------------
                                   Title: Vice President

                                LEHMAN COMMERCIAL PAPER INC., as a
                                  Domestic Lender


                                By   /s/ Mark Chesler
                                   ---------------------------------------------
                                   Title: Authorized Signatory

                                SUMITOMO MITSUI BANKING CORPORATION, as a
                                  Domestic Lender


                                By         Al Galluzzo
                                   ---------------------------------------------
                                    Title: Senior Vice President